UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 31, 2015 (July 27, 2015)

Studio One Media, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-10196	23-2517953
(Commission File Number)	(IRS Employer Identification No.)

7650 E. Evans Rd., Suite C, Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

(480) 556-9303

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           The Board of Directors (the “Board”) of Studio One Media, Inc. (the “Registrant”) received written notice of the resignation, effective July 28, 2015, of Kenneth R. Pinckard from his position on the Board and as the Vice President and General Counsel of the Registrant, including all Board committees and positions with the Registrant’s subsidiaries.  Mr. Pinckard’s letter stated that his resignation was the result of his desire to pursue other interests and opportunities.  Mr. Pinckard joined the Registrant at its inception and has held various positions including director, Chief Financial Officer, General Counsel, and Treasurer.  The Board thanks Mr. Pinckard for the services that he performed in his many capacities on behalf of shareholders over the years.

(d)           Pursuant to the Bylaws of the Registrant previously filed and disclosed by the Registrant with the Securities and Exchange Commission, the remaining directors, by majority vote, may fill the vacancy created by Mr. Pinckard’s resignation.

On July 27, 2015, the Board appointed David L. Reynolds to fill the vacancy.  Mr. Reynolds is a Partner in the Assurance Services division of MARCUM LLP.  He is the Partner-in-Charge of the firm’s New Haven, Connecticut Accounting Services Group.  Prior to joining the firm in 1984 he was an auditor/investigator for a commodity futures exchange and held various accounting positions.  He is licensed in the State of Connecticut as a Certified Public Accountant and holds a Certified Fraud Examiner designation.

The Board concluded that Mr. Reynolds satisfies the definition of an “independent director” pursuant to NASDAQ Marketplace Rule 4200(a)(15).  The Board further concluded that Mr. Reynolds satisfies the requirement of an “audit committee financial expert” under Section 406 of the Sarbanes-Oxley Act of 2002.  Mr. Reynolds will join Preston J. Shea on the Registrant’s Audit Committee.

Mr. Reynolds will receive the standard non-employee director compensation paid by the Registrant, consisting of (A) reimbursement for attendance at each scheduled Board meeting that requires physical attendance, and (B) for each calendar quarter, restricted shares of the Registrant’s common stock valued at the greater of (i) 15,000 shares of common stock, or (ii) such number of shares of common stock as shall be determined by dividing the sum of $15,000 by the per share price calculated at 75% of the average closing prices of the Registrant’s common stock for the ten trading days prior to the date that such payment is due.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Studio One Media, Inc.

By:	/s/ Preston J. Shea
Name: Preston J. Shea
Title: President and Chief Executive Officer

Dated: July 31, 2015

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